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                                                                      EXHIBIT 99


[NOBLE INTERNATIONAL LOGO]


        NOBLE INTERNATIONAL ANNOUNCES INCREASED FIRST QUARTER NET INCOME
                       FROM CONTINUING OPERATIONS OF 46%


WARREN, MI - April 28, 2003 - Noble International, Ltd. (the "Company") (NASDAQ:
NOBL) today announced net income from continuing operations of $2.0 million, an increase of 46% from the previous year, or $0.25 per diluted share for the three months ended March 31, 2002. Included in the net income for the first quarter of 2003 is a one-time restructuring charge of $0.4 million net of tax or $.05 per diluted share related to severance commitments for staff reductions from continuing operations.

Revenue from continuing operations for the three months ended March 31, 2003 increased 50% to $40.8 million from $27.3 million for the same period in 2002. The increase in revenue was primarily the result of higher production volumes on certain vehicles, higher steel sales and sales from new product launches. Net income from continuing operations for the three months ended March 31, 2003 increased 46% to $2.0 million from $1.4 million in the first quarter of 2002. The increase in net income was primarily the result of the increased production volumes, expanded production on additional platforms and increased production efficiencies.

Commenting on the Company's recent divestitures and restructuring, Jay J. Hansen, Vice President of Corporate Development, stated, "With the sale of the heavy equipment and logistics businesses within the last four months, our management team and resources are focused on our core automotive business. The restructuring charge in the first quarter reflects the success of our cost cutting effort which identified and eliminated more than $3.0 million in annual expenses. This cost cutting effectively "right sizes" the remaining business and exemplifies our goal to improve our efficiencies while maintaining world class quality."

Commenting on the results of the quarter, Christopher L. Morin, President and Chief Operating Officer, stated, "We are pleased with the results from our continuing operations in the first quarter. We continue to grow our revenue base and profitability while enhancing our market position in a competitive automotive market. Our team has contracted to win new business with both domestic OEM and transplants again this year. This is a credit to our team, our quality and our innovative new applications."

The financial results for the Company's discontinued logistic business are currently being completed. The Company anticipates this will be completed by May 12, 2003, at which time the complete earnings for the quarter will be announced. The Company will then host its conference call with investors.

SAFE HARBOR STATEMENT

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, complete program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs.



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Certain statements made by Noble International, Ltd. in this release and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company's goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble's public filings with the Securities and Exchange Commission. NOBLE DOES NOT INTEND OR UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD LOOKING STATEMENTS. For more information see www.nobleintl.com.

For more information contact:

David V. Harper
Noble International, Ltd.
(586) 751-5600